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                                                                     Exhibit 5.1


                         [PALMER & DODGE LLP LETTERHEAD]



TELEPHONE: (617) 573-0100                             FACSIMILE: (617) 227-4420

                                 August 21, 2000

Tampa Electric Company
702 North Franklin Street
Tampa, Florida  33602

Ladies and Gentlemen:

         Reference is made to our opinion dated July 13, 1998 and included as
Exhibit 5.1 to the Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-55875) filed by Tampa Electric Company (the "Company"), a Florida corporation, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). We are rendering this supplemental opinion in connection with the prospectus supplement (the "Prospectus Supplement") dated August 16, 2000, filed by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of $150 million principal amount of REset Put Securities due 2015 (the "Notes"), which Notes are covered by the Registration Statement. We understand that the Notes are to be offered and sold in the manner described in the Prospectus Supplement.

         We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings of the Board of Directors of the Company in connection with the authorization, issuance and sale of the Notes. We have examined such other documents as we consider necessary to render this opinion. We advise you that, in our opinion, when the Notes have been duly executed and authenticated in

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August 21, 2000
Page 2

accordance with the Indenture relating to the Notes and issued and sold as contemplated in the Prospectus Supplement, the Notes will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         The opinion rendered herein is limited to the laws of the Commonwealth of Massachusetts and the federal laws of the United States. For purposes of our opinion as to the enforceability of the Indenture and the Notes, we are rendering such opinion as though the laws of Massachusetts governed, notwithstanding the recitations in such instructions that the laws of another jurisdiction may govern.

         We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement.

                                                     Very truly yours,

                                                     /s/ Palmer & Dodge LLP